Delaware The First State Page 1 3262870 8100 Authentication: 202532463 SR# 20230196694 Date: 01-19-23 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “SUMMIT THERAPEUTICS INC.”, FILED IN THIS OFFICE ON THE NINETEENTH DAY OF JANUARY, A.D. 2023, AT 4:29 O`CLOCK P.M.